Exhibit (m)(2)

Exhibit A

(as of April 23, 2026)

ROBO Global® Robotics and Automation Index ETF (formerly, ROBO-STOX Global Robotics and Automation Index ETF)

EMQQ The Emerging Markets Internet ETF (formerly EMQQ The Emerging Markets Internet & Ecommerce ETF)

ROBO Global® Artificial Intelligence ETF

ROBO Global® Healthcare Technology and Innovation ETF

ETC 6 Meridian Hedged Equity-Index Option Strategy ETF

ETC 6 Meridian Low Beta Equity Strategy ETF

ETC 6 Meridian Mega Cap Equity ETF

ETC 6 Meridian Small Cap Equity ETF

ETC 6 Meridian Quality Dividend Yield ETF

ETC 6 Meridian Quality Growth ETF

ETC 6 Meridian Quality Value ETF

FMQQ The Next Frontier Internet ETF (formerly FMQQ The Next Frontier Internet & Ecommerce ETF)

INQQ The India Internet ETF (formerly India Internet & Ecommerce ETF)

MUSQ Global Music Industry Index ETF

Range Global Coal Index ETF

Range Nuclear Renaissance Index ETF

CORE16 Best of Breed Premier Index ETF

Bluemonte Large Cap Core ETF

Bluemonte Large Cap Growth ETF

Bluemonte Large Cap Value ETF

Bluemonte Dynamic Total Market ETF

Bluemonte Global Equity ETF

Bluemonte Core Bond ETF

Bluemonte Short Term Bond ETF

Bluemonte Long Term Bond ETF

Bluemonte Diversified Income ETF

MIG Core ETF

Bluemonte Large Cap Core II ETF